Exhibit 99.1

INVESTools Announces Merger with thinkorswim, Combines Leading Investor Education Firm with Top-
Ranked Online Brokerage Platform

SALT LAKE CITY & CHICAGO—(BUSINESS WIRE)—Sept. 19, 2006—INVESTools Inc. (NASDAQ:IEDU), the market leader in fulfilling the lifelong education needs of self-directed investors, and thinkorswim Group Inc., a leading online brokerage platform serving the execution needs of self-directed investors, announced today that they have signed a definitive agreement to merge the two companies in a transaction valued at approximately $340 million.

thinkorswim is a rapidly growing online brokerage firm that focuses primarily on self-directed investors. Ranked #1 by Barron’s for options traders in March 2006, thinkorswim’s retail trading platform and functionality are recognized among the industry’s best for execution, professional analytics and real-time position management. thinkorswim also has an institutional platform targeting professionals, broker dealers and hedge funds as well as an asset management arm servicing retail investors seeking discretionary money management.

This transaction combines two rapidly growing, highly innovative and free cash flow generating companies, which have complementary businesses and customer bases. Strategic rationale behind the merger include the following:

•                  The combination of INVESTools’ education capabilities with thinkorswim’s best-in-class trading platform creates a unique business model with the ability to offer differentiated product offerings for the retail investor;

•                  INVESTools’ continuing education offerings, which represent more than 80% of its sales, are principally based on options, complementing thinkorswim’s award-winning options-oriented execution platform;

•                  The combination of two leading technology-based companies will create operating leverage in product innovation resulting in increased lifetime value and recurring revenue from each student.

“INVESTools has been committed to educating investors since 1983. With over 80% of our sales transaction volume originating from the purchase of our continuing education products, our students have become among the most confident, active and knowledgeable individual investors in the market. With the majority of our continuing education programs based on options strategies, our students have been demanding a seamless education to the execution learning experience in both stock and options securities,” said Lee K. Barba, Chairman and CEO of INVESTools. “This merger creates that student experience for the first time.”

“This is a strategic, transforming merger based on account acquisition synergies generated by INVESTools’ students who can now be educated and trade on an integrated platform with top-rated technology. When our students succeed, our shareholders benefit — this merger represents the first time that the economics of account acquisition for an online broker are turned on their head and account acquisition becomes a profit center rather than a cost, in the process originating an account whose owner knows how to use the award wining applications and technology to their fullest to achieve better results,” added Mr. Barba.

Tom Sosnoff, thinkorswim CEO stated, “It’s time to take our customers to another level and this merger brings the resources to thinkorswim to accomplish that. INVESTools has the passion and spirit to empower investors through education, which has also been the cornerstone of thinkorswim’s success. The new firm will be a powerful combination of great educational services and advanced trading technology from which all our customers will benefit.”

Financial and Operational Highlights

INVESTools expects the acquisition to be accretive during 2007, and to extend lifetime customer value and to enhance customer retention. Underlying the expected synergies are the following factors:

•                  The demographics of INVESTools’ educated student base provide an attractive cross-selling opportunity. INVESTools’ more than 250,000 graduates, including 42,700 new graduates in the past twelve months, are expected to more than double thinkorswim’s 15,300 accounts within twelve months following closing;

•                  The combination of INVESTools’ educational products with thinkorswim’s powerful trading platform is expected to create a compelling offering to attract new customers and enhance student retention;

•                  The merger will leverage INVESTools’ student acquisition costs with a leading brokerage platform that will increase and extend lifetime value of the student.

For the 12 months ended June 30, 2006, thinkorswim generated revenue and net income of $45.1 million and $11.2 million, respectively, after adjusting for certain items. Key retail performance metrics for August 2006 for thinkorswim include the following:

•                  Total funded accounts: 15,300;

•                  Daily average revenue trades (DARTs): 7,500;

•                  Client assets: $826 million;

•                  Annual churn rate: 12%.

Transaction Terms and Structure

The Boards of Directors of both companies have unanimously approved the merger transaction. The terms of the transaction include:

•                  thinkorswim shareholders will receive 50% of merger consideration in cash, and 50% in stock, representing approximately $170 million in cash and 19.1 million IEDU common shares;

•                  JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. will provide INVESTools a senior secured term loan of $125 million to fund a portion of the cash transaction and will also provide an unfunded committed senior secured revolving credit facility of $25 million;

•                  Following the transaction, thinkorswim shareholders will have a 30% ownership stake in INVESTools;

•                  thinkorswim will receive two seats on an expanded eight-member INVESTools’ Board of Directors;

•                  thinkorswim employees will be eligible to receive a $20 million retention pool that will be paid over 3 years and 2.2 million INVESTools options vesting over 4 years, of which 50% will be at the market price at transaction closing, and 50% will be at 150% of the market price at closing.

Approvals

The merger is subject to NASD and INVESTools shareholder approval, and is expected to be completed by the first quarter of 2007. A special meeting of INVESTools shareholders will be announced following preparation and filing of proxy materials with the Securities and Exchange Commission.

Advisors

Paragon Capital Partners, LLC initiated this transaction, and acted as INVESTools’ financial advisor in connection with the proposed merger and with respect to the financing of this transaction. Updata Securities, Inc. provided a fairness opinion to INVESTools with respect to this transaction.

Conference Call Webcast Information

A conference call to discuss the acquisition is scheduled for 9:00 a.m. Eastern today. The call is being webcast by Thomson CCBN and will be available through INVESTools’ website at http://www.investools.com under Investor Relations.

About INVESTools

INVESTools Inc. is a global leader in investor education. The Company offers a full range of investor education products and services that provide lifelong learning in a variety of delivery formats, including instructor-led workshops, “at home” study programs, personal training sessions and through the Web. More than 250,000 investors around the world have graduated from INVESTools investor education programs. Visit the Company’s corporate Web site at http://www.investools.com for more information regarding the INVESTools Method(TM).

About thinkorswim

thinkorswim is headquartered in Chicago, Illinois and has offices in Bloomfield Hills, Michigan and Needham, Massachusetts. As a leading retail option brokerage firm, thinkorswim specializes in options and also offers customers a broad range of products including equities, futures, mutual funds, and bonds. The company supports retail and institutional traders through its own trading platforms and is widely recognized as the premier option software for execution, professional analytics and real-time position management. thinkorswim has revolutionized the option industry by teaching and executing complex, non-directional option strategies with single-click functionality that has now become the industry standard. thinkorswim continues to evolve the financial marketplace by delivering education and products that benefit the customer whether they are hedging, speculating or enhancing returns.

thinkorswim recently received Barron’s top rating in their 2006 Annual Survey of Best Online Brokers. thinkorswim’s platform surpassed its peer group as Barron’s choice for options traders and was the only firm to ever finish #1 and #2 in software and web-based ratings.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the solicitation of proxies from the shareholders of INVESTools to, among other things, approve the issuance of INVESTools common stock in connection with the proposed merger, INVESTools will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by INVESTools at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free from INVESTools by directing such request to INVESTools Inc., Attention: Investor Relations, 13947 South Minuteman Drive, Draper, Utah 84020 or email at investor.relations@investools.com.

INVESTools and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with, among other things, the approval of the issuance of INVESTools common stock in connection with the proposed merger. Information concerning the interests of INVESTools’ participants in the solicitation, which may be different than those of INVESTools stockholders generally, is set forth in INVESTools’ proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement when it becomes available.

Forward-looking Statements

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” “project,” “contemplate,” “anticipate,” or similar statements. Because these statements reflect the Company’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this press release, including, without limitation, the ability to successfully integrate acquired and potential additional operating companies; the success of brand development efforts and strategic alliances; demand for the Company’s products and services; the ability to compete effectively and adjust to changing market conditions; inability to protect the Company’s proprietary technology; difficulties or delays in developing improved products when expected or desired and with the additional features contemplated or desired; the potential for intellectual property infringement, warranty, product liability, and other claims; the uncertainties associated with governmental regulation; and other factors detailed from time to time in INVESTools’ SEC filings. The forward-looking statements are made only as of the date hereof and the Company assumes no obligation to publicly update or revise the forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT: INVESTools Inc.

Ida Kane, 801-816-6918

ida.kane@investools.com

or

Paul Helbling, 801-816-6858

paul.helbling@investools.com

or

Ogilvy Public Relations for INVESTools

Jonathan Mairs, 212-880-5353

jonathan.mairs@ogilvypr.com

or

Influence Central for thinkorswim

Fran Del Valle, 212-717-5499

frances.delvalle@influencecentral.com

SOURCE: INVESTools Inc.